Exhibit 99.1

Amicus Therapeutics Announces Full-Year 2025
Financial Results and Corporate Updates

2025 Total Revenue of $634M, up 17% Year-over-Year at CER

Cash Position of $294M, a $44M Increase in 2025

Proposed Acquisition by BioMarin Expected to Close in Q2 2026, Subject to Closing Conditions

PRINCETON, NJ, Feb. 20, 2026 – Amicus Therapeutics (Nasdaq: FOLD), a leading, global biotechnology company with a clear and compelling mission to develop and deliver transformative medicines for people living with rare diseases, today announced financial results for the full year ended December 31, 2025.

Full-Year 2025 Financial Highlights:

•	Total revenues for the full year 2025 were $634.2 million, reflecting strong operational growth measured at constant exchange rates (CER)[1] of 17% and a currency tailwind of ~$14 million. Fourth quarter total revenues were $185.2 million up 24%, or 20% at CER.

(in thousands)	Three Months Ended December 31,		Year over Year % Growth		Twelve Months Ended December 31,		Year over Year % Growth
	2025	2024	Reported	at CER[1]	2025	2024	Reported	at CER[1]
Galafold®	$150,239	$127,497	18%	14%	$521,702	$458,054	14%	12%
Pombiliti® + Opfolda®	$34,974	$22,209	57%	51%	$112,508	$70,241	60%	56%
Net Product Revenues	$185,213	$149,706	24%	20%	$634,210	$528,295	20%	17%

•	Galafold (migalastat) net product sales for the full year 2025 were $521.7 million, representing a year-over-year increase of 14%, or 12% at CER[1]. Fourth quarter net product sales were $150.2 million. Growth was driven by continued commercial execution in all markets, net new patient starts, and strong compliance.

•	Pombiliti (cipaglucosidase alfa-atga) + Opfolda (miglustat) net product sales for the full year 2025 were $112.5 million, representing a year-over-year increase of 60%, or 56% at CER[1]. Fourth quarter net product sales were $35.0 million. Growth was driven by high commercial demand from established and newly launched countries.

•	Total GAAP operating expenses of $528.5 million for the full year 2025 increased by 17% as compared to $450.5 million for the full year 2024. Total non-GAAP operating expenses[2] were up 24% to $431.9 million for the full year 2025 as compared to $347.8 million for the full year 2024.

•	GAAP net loss of $27.1 million, or $0.09 per share basic and diluted, was achieved in the full year 2025, compared to a GAAP net loss of $56.1 million, or $0.18 per share basic and diluted, for the full year 2024. GAAP net income was $1.7 million, or $0.01 per share basic and diluted, for the fourth quarter 2025, compared to a net income of $14.7 million, or $0.05 per share basic and diluted, for the fourth quarter 2024.

•	Non-GAAP net income[2,3] was $96.8 million, or $0.31 per share basic and diluted, for the full year 2025, compared to non-GAAP net income of $73.9 million, or $0.24 per share basic and diluted, for the full year 2024. Non-GAAP net income was $31.6 million, or $0.10 per share basic and diluted, for the fourth quarter 2025, compared to a net income of $29.2 million, or $0.10 per share basic and $0.09 per share diluted, for the fourth quarter 2024.

•	Cash, cash equivalents, and marketable securities increased to $293.5 million at December 31, 2025, as compared to $249.9 million at December 31, 2024.

Corporate Updates:

•	Proposed acquisition of Amicus by BioMarin. In December 2025, Amicus entered into a definitive agreement to be acquired by BioMarin Therapeutics for $14.50 per share in an all-cash transaction for a total equity value of approximately $4.8 billion. The agreement has been unanimously approved by the Boards of Directors of both companies and the Amicus Board of Directors unanimously recommended that Amicus’ stockholders vote to adopt the agreement. The transaction is expected to close in the second quarter of 2026, subject to regulatory clearances, approval by the stockholders of Amicus and other customary closing conditions.

•	On January 21, 2026, Amicus and BioMarin each filed a Premerger Notification and Report Form under the HSR Act with the Antitrust Division of the U.S. Department of Justice and the U.S Federal Trade Commission (the "FTC") in connection with the Merger. On February 11, 2026, the FTC granted early termination of the waiting period under the HSR Act.

•	Two oral presentations and 19 posters highlighting Amicus’ development programs in Fabry disease and Pompe disease presented at the 22nd Annual WORLDSymposium™. New data from clinical and real world evidence studies support the growing body of evidence for Galafold and Pombiliti + Opfolda.

1 In order to illustrate underlying performance, Amicus discusses its results in terms of constant exchange rate (CER) growth. This represents growth calculated as if the exchange rates had remained unchanged from those used in the comparative period.

2 Full reconciliation of GAAP results to the Company’s non-GAAP adjusted measures for all reporting periods appear in the tables to this press release.

3 Amicus defines non-GAAP Net (Loss) Income as GAAP Net (Loss) Income excluding the impact of share-based compensation expense, changes in fair value of contingent consideration, loss on impairment of assets, depreciation and amortization, acquisition related income (expense), loss on extinguishment of debt, restructuring charges and income taxes.

Conference Call and Webcast

Given the pending acquisition of Amicus by BioMarin, Amicus is not providing financial guidance for 2026 and will not be hosting its quarterly conference call to discuss its financial results. Earnings materials are available publicly on the Investor Relations page of its website at ir.amicusrx.com.

About Galafold

Galafold® (migalastat) 123 mg capsules is an oral pharmacological chaperone of alpha-Galactosidase A (alpha-Gal A) for the treatment of Fabry disease in adults who have amenable galactosidase alpha gene (GLA) variants. In these patients, Galafold works by stabilizing the body’s own dysfunctional enzyme so that it can clear the accumulation of disease substrate. Globally, Amicus Therapeutics estimates that approximately 35 to 50 percent of people living with Fabry disease may have amenable GLA variants, though amenability rates within this range vary by geography. Galafold is approved in more than 40 countries around the world, including the U.S., EU, U.K., and Japan.

U.S. INDICATIONS AND USAGE

Galafold is indicated for the treatment of adults with a confirmed diagnosis of Fabry disease and an amenable galactosidase alpha gene (GLA) variant based on in vitro assay data.

This indication is approved under accelerated approval based on reduction in kidney interstitial capillary cell globotriaosylceramide (KIC GL-3) substrate. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials.

U.S. IMPORTANT SAFETY INFORMATION

ADVERSE REACTIONS: The most common adverse reactions reported with Galafold (≥10%) were headache, nasopharyngitis, urinary tract infection, nausea and pyrexia. USE IN SPECIFIC POPULATIONS: There is insufficient clinical data on Galafold use in pregnant women to inform a drug-associated risk for major birth defects and miscarriage. Advise women of the potential risk to a fetus. It is not known if Galafold is present in human milk. Therefore, the developmental and health benefits of breastfeeding should be considered along with the mother’s clinical need for Galafold and any potential adverse effects on the breastfed child from Galafold or from the underlying maternal condition. Galafold is not recommended for use in patients with severe renal impairment or end-stage renal disease requiring dialysis. The safety and effectiveness of Galafold have not been established in pediatric patients. To report Suspected Adverse Reactions, contact Amicus Therapeutics at 1-877-4AMICUS or FDA at 1-800-FDA-1088 or www.fda.gov/medwatch. For additional information about Galafold, including the full U.S. Prescribing Information, please visit https://www.amicusrx.com/pi/Galafold.pdf.

About Pombiliti + Opfolda

Pombiliti + Opfolda, is a two-component therapy that consists of cipaglucosidase alfa-atga, a bis-M6P-enriched rhGAA that facilitates high-affinity uptake through the M6P receptor while retaining its capacity for processing into the most active form of the enzyme, and the oral enzyme stabilizer, miglustat, that’s designed to reduce loss of enzyme activity in the blood.

U.S. INDICATIONS AND USAGE

POMBILITI in combination with OPFOLDA is indicated for the treatment of adult patients with late-onset Pompe disease (lysosomal acid alpha-glucosidase [GAA] deficiency) weighing ≥40 kg and who are not improving on their current enzyme replacement therapy (ERT).

SAFETY INFORMATION

HYPERSENSITIVITY REACTIONS INCLUDING ANAPHYLAXIS: Appropriate medical support measures, including cardiopulmonary resuscitation equipment, should be readily available. If a severe hypersensitivity reaction occurs, POMBILITI should be discontinued immediately and appropriate medical treatment should be initiated. INFUSION-ASSOCIATED REACTIONS (IARs): If severe IARs occur, immediately discontinue POMBILITI and initiate appropriate medical treatment. RISK OF ACUTE CARDIORESPIRATORY FAILURE IN SUSCEPTIBLE PATIENTS: Patients susceptible to fluid volume overload, or those with acute underlying respiratory illness or compromised cardiac or respiratory function, may be at risk of serious exacerbation of their cardiac or respiratory status during POMBILITI infusion. See PI for complete Boxed Warning. CONTRAINDICATION: POMBILITI in combination with Opfolda is contraindicated in pregnancy. EMBRYO-FETAL TOXICITY: May cause embryo-fetal harm. Advise females of reproductive potential of the potential risk to a fetus and to use effective contraception during treatment and for at least 60 days after the last dose. Adverse Reactions: Most common adverse reactions ≥ 5% are headache, diarrhea, fatigue, nausea, abdominal pain, and pyrexia. Please see full PRESCRIBING INFORMATION, including BOXED WARNING, for POMBILITI (cipaglucosidase alfa-atga) LINK and full PRESCRIBING INFORMATION for OPFOLDA (miglustat) LINK.

About Amicus Therapeutics

Amicus Therapeutics (Nasdaq: FOLD) is a leading, global biotechnology company with a clear and compelling mission: to develop and deliver transformative medicines for people living with rare diseases. With extraordinary patient focus, Amicus strives to redefine expectations in rare disease. For more information please visit the company’s website at www.amicusrx.com, and follow on LinkedIn.

Non-GAAP Financial Measures

In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted financial measures are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We use these non-GAAP measures as key performance measures for the purpose of evaluating operational performance and cash requirements internally. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways. When we provide our expectation for non-GAAP operating expenses and profitability on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains or losses. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Forward Looking Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the proposed acquisition of Amicus by BioMarin (the “Transaction”), prospects and timing of the potential regulatory and pricing approval of our products, and commercialization plans. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved or that the conditions to the consummation of the Transaction will be satisfied. Any or all of the forward-looking statements in this press release may turn out to be wrong and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. For example, statements regarding the goals, progress, timing, and outcomes of discussions with regulatory authorities and pricing and reimbursement authorities, are based on current information. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in our business, including, without limitation: uncertainties as to the ability to obtain stockholder approval for the Transaction; the possibility that competing offers will be made; the possibility that various closing conditions for the Transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction; the effects of the Transaction on relationships with employees, other business partners or governmental entities; the potential that regulatory authorities may not grant or may delay approval for our product candidates; the potential that required regulatory inspections may be delayed or not be successful and delay or prevent product approval; the potential that we may not be successful in negotiations with pricing and reimbursement authorities; the potential that we may not be successful in commercializing Galafold and/or Pombiliti and Opfolda in Europe, the UK, the US and other geographies; the potential that the Dimerix license agreement for DMX-200 may not be successful, including without limitation expectations of the timing of the Phase 3 clinical trial evaluating DMX-200; the likelihood of success of such clinical trial; the prospects for FDA approval of DMX-200 for FSGS or other indications; the estimated prevalence of FSGS; the achievement of any milestone and timing of any payments associated with milestones and the success of any efforts to commercialize DMX-200, including any projections of future financial performance or payments; the potential that we may not be able to manufacture or supply sufficient commercial products; and the potential that we will need additional funding to complete the manufacturing and commercialization of our products. With respect to statements regarding corporate financial guidance and financial goals and the expected attainment of such goals and projections of the Company's revenue, GAAP and non-GAAP profitability and cash position, actual results may differ based on market factors and the Company's ability to execute its operational and budget plans. In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2025 to be filed today. These risks, as well as other risks associated with the Transaction, are further discussed in the Proxy Statement filed with the U.S. Securities and Exchange Commission on February 2, 2026 in connection with the Transaction. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CONTACT:

Investors:

Amicus Therapeutics

Andrew Faughnan

Vice President, Investor Relations

afaughnan@amicusrx.com

(609) 662-3809

Media:

Amicus Therapeutics

Brendan McEvoy

Executive Director, External Communications

bmcevoy@amicusrx.com

(609) 662-5005

FOLD-G

TABLE 1

Amicus Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Years ended December 31,
	2025	2024	2023
Net product sales	$634,210	$528,295	$399,356
Cost of goods sold	72,929	52,943	37,326
Gross profit	561,281	475,352	362,030
Operating expenses:
Research and development	135,843	109,362	152,381
Selling, general, and administrative	383,487	323,379	275,270
Changes in fair value of contingent consideration payable	—	—	2,583
Loss on impairment of assets	1,702	—	1,134
Restructuring charges	—	9,188	—
Depreciation and amortization	7,460	8,547	7,873
Total operating expenses	528,492	450,476	439,241
Income (loss) from operations	32,789	24,876	(77,211)
Other (expense) income:
Interest income	3,317	5,407	7,078
Interest expense	(46,159)	(49,598)	(50,149)
Loss on extinguishment of debt	—	—	(13,933)
Other (expense) income	10,244	(9,441)	(15,886)
Income (loss) before income tax	191	(28,756)	(150,101)
Income tax expense	(27,301)	(27,350)	(1,483)
Net loss attributable to common stockholders	$(27,110)	$(56,106)	$(151,584)
Net loss attributable to common stockholders per common share — basic and diluted	$(0.09)	$(0.18)	$(0.51)
Weighted-average common shares outstanding — basic and diluted	308,363,768	304,380,502	295,164,515

TABLE 2

Amicus Therapeutics, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$214,010	$213,752
Investments in marketable securities	79,526	36,194
Accounts receivable, net	115,307	101,099
Inventories, net	228,819	118,782
Prepaid expenses and other current assets	38,511	34,909
Total current assets	676,173	504,736
Operating lease right-of-use assets, net	21,138	22,278
Property and equipment, less accumulated depreciation of $31,821 and $28,775 at December 31, 2025 and 2024, respectively	27,108	29,383
Intangible assets, less accumulated amortization of $9,085 and $5,802 at December 31, 2025 and 2024, respectively	13,915	17,198
Goodwill	197,797	197,797
Other non-current assets	13,739	13,641
Total Assets	$949,870	$785,033
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$28,630	$12,947
Accrued expenses and other current liabilities	200,457	127,300
Operating lease liabilities	8,741	8,455
Total current liabilities	237,828	148,702
Long-term debt	392,660	390,111
Operating lease liabilities	40,962	45,078
Other non-current liabilities	4,179	7,097
Total liabilities	675,629	590,988
Stockholders' equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 310,853,963 and 299,041,653 shares issued and outstanding at December 31, 2025 and 2024, respectively	3,037	2,944
Common stock in treasury, at cost; 7,390 shares as of December 31, 2025	(71)	—
Additional paid-in capital	3,014,456	2,926,115
Accumulated other comprehensive gain (loss):
Foreign currency translation adjustment	24,120	5,302
Unrealized loss on available-for-sale securities	(11)	(207)
Warrants	—	71
Accumulated deficit	(2,767,290)	(2,740,180)
Total stockholders' equity	274,241	194,045
Total Liabilities and Stockholders' Equity	$949,870	$785,033

TABLE 3

Amicus Therapeutics, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Total operating expenses - as reported GAAP	$142,719	$118,899	$528,492	$450,476
Research and development:
Share-based compensation	3,391	3,640	12,156	15,969
Selling, general and administrative:
Share-based compensation	23,199	15,577	75,254	68,936
Loss on impairment of assets	—	—	1,702	—
Restructuring Charges	—	—	—	9,188
Depreciation and amortization	1,897	2,041	7,460	8,547
Total operating expense adjustments to reported GAAP	28,487	21,258	96,572	102,640
Total operating expenses - as adjusted	$114,232	$97,641	$431,920	$347,836

TABLE 4

Amicus Therapeutics, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP net income (loss)	$1,690	$14,739	$(27,110)	$(56,106)
Share-based compensation	26,590	19,217	87,410	84,905
Depreciation and amortization	1,897	2,041	7,460	8,547
Loss on impairment of assets	—	—	1,702	—
Restructuring charges	—	—	—	9,188
Income tax expense (benefit)	1,453	(6,805)	27,301	27,350
Non-GAAP net income	$31,630	$29,192	$96,763	$73,884

Non-GAAP net income attributable to common stockholders per common share — basic	$0.10	$0.10	$0.31	$0.24
Non-GAAP net income attributable to common stockholders per common share — diluted	$0.10	$0.09	$0.31	$0.24
Weighted-average common shares outstanding — basic	309,028,669	306,136,125	308,363,768	304,380,502
Weighted-average common shares outstanding — diluted	314,355,232	310,146,355	310,679,173	308,463,764